UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 30, 2008

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 30, 2008, Equifax Inc. (the “Company”) announced that the Board of Directors of the Company has unanimously agreed to submit and support management proposals at the 2009 Annual Meeting of Shareholders to declassify its Board structure and move to annual election of directors, and to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard.  The Board also announced adoption of a director resignation policy to implement majority voting for directors in uncontested elected if approved by the shareholders.

If approved by the shareholders, directors will be elected for one-year terms rather than the current staggered three-year terms, beginning with the class of directors whose terms expire in 2010 so that by the 2012 Annual Meeting of Shareholders, all directors will be elected annually for one-year terms.  Majority voting in uncontested director elections would be effective for the 2010 Annual Meeting of Shareholders.

A copy of the Company’s press release dated January 6, 2009, announcing the Board’s intended actions, is attached hereto as Exhibit 99.1. The information in this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Equifax Inc. press release dated January 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Kent E. Mast
Name:	Kent E. Mast
Title:	Corporate Vice President and
Chief Legal Officer

Date: January 6, 2009

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

99.1	Equifax Inc. press release dated January 6, 2009.